Exhibit 4.34

Execution Copy

THIRTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2012, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), each of the parties identified as a New Subsidiary Guarantor on the signature pages hereto (each, a “New Subsidiary Guarantor” and collectively, the “New Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 25, 2007, providing for the issuance of the 8.875% Senior Notes due 2015 (the “Securities”);

WHEREAS, each of the undersigned New Subsidiary Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a New Subsidiary Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. Each New Subsidiary Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, shall inure to the benefit of the Trustee and every Holder of Securities heretofore or hereafter authenticated and the Issuer, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 31st day of March, 2012.

CHS/Community Health Systems, Inc., a Delaware corporation

By:		/s/ Rachel A. Seifert
Rachel A. Seifert Executive Vice President, Secretary & General Counsel

Blue Island Hospital Company, LLC, a Delaware limited liability company

By:		/s/ Rachel A. Seifert
Rachel A. Seifert Executive Vice President and Secretary

Blue Island Illinois Holdings, LLC, a Delaware limited liability company

By:		/s/ Rachel A. Seifert
Rachel A. Seifert Executive Vice President and Secretary

Longview Clinic Operations Company, LLC, a Delaware limited liability company

By:		/s/ Rachel A. Seifert
Rachel A. Seifert Executive Vice President and Secretary

Longview Medical Center, L.P. a Delaware limited partnership

By:		Regional Hospital of Longview, LLC, its general partner

	By:	/s/ Rachel A. Seifert
Rachel A. Seifert Executive Vice President and Secretary

U.S. Bank National Association, as Trustee

By:		/s/ Wally Jones
Wally Jones Vice President